Exhibit 99.2

[Convenience Translation from Hebrew]

G. Willi-Food International Ltd.

Warrant Agreement

Made and executed in Yavneh this 21 day of January, 2014

Between

G. Willi-Food International Ltd.
of 4 Nachal Harif Street
Yavne
(hereinafter: the “Company”)

of the one part
And

Zwi Williger
of 7 Hashakima Street
Savyon
(hereinafter: the “Offeree”)
of the other part

WHEREAS:	The Company's board of directors (the "BOD") and the Compensation Committee of the BOD resolved on October 16, 2013, to allot to the Offeree, warrants (the "Warrant"); and

WHEREAS:
The Company, in a general meeting of the shareholders approved on  November 28, 2013, by the requisite majority according to section 275 of the Companies Law, 5759-1999, the allotment of this Warrant to the Offeree; and

WHEREAS:
The Company has obtained all of the approvals that are required from the Nasdaq Stock Market (hereinafter: “Nasdaq”) in order to grant the Warrant and list the Exercisable Shares (as hereinafter defined) that will result from an exercise of the Warrant, and the Company declares that no further approvals, including from Nasdaq, are required in order to grant the Warrant according to this Agreement;

It is therefore declared, stipulated and agreed between the parties as follows:

1.             Preamble

1.1	The preamble hereof and the appendices hereof, constitute an integral part hereof.

1.2	The clause headings have been provided for convenience only and are not to be applied for the purpose of interpreting this Warrant.

2.             Description of the Warrant; the Exercisable Shares

The Offeree will be entitled to realise the Warrant for up to 200,000 NIS 0.1 par value ordinary shares each of the Company (hereinafter – the “Exercisable Shares”) pursuant and subject to the exercise conditions set forth herein.

The listing for trading of the Exercisable Shares on the stock exchange will be made concurrently, to the extent possible, following the issuance of the Exercisable Shares by the Company. The listing for trading of the Exercisable Shares is conditional on the ordinary shares of the Company being, on the date of the exercise, listed for trading on the stock exchange.

The Exercisable Shares that will be issued upon the exercise of the Warrant will, as from the date of the issuance thereof, be identical in regard to all of their rights and for all purposes to the existing ordinary shares included in the Company’s share capital and entitle the holders thereof to full rights to the distribution of dividends or other bonus, the operative date for the distribution of which falls on the date of delivery of the exercise notice with respect to such Exercisable Shares or subsequent thereto, subject as provided in clause 9 hereof, in relation to bonus shares and rights.

3.             Restrictions on  Trade and Transferability of the Warrant

This Warrant will not be listed for trading on any stock exchange whatsoever nor may it be sold, transferred, assigned, pledged, subjected to any lien, attachment, charge or other act with respect thereto, by the Offeree, except for the exercise thereof according to the terms of this Warrant. No sale, transfer, assignment, pledge, lien, attachment, charge or any other act effected by the Offeree with or of this Warrant (other than the exercise thereof pursuant to the terms of this Warrant) will be of any effect, and in the event of such a sale or transfer or assignment or pledge or attachment or charge or any other act of or with the Warrant being made, this Warrant will immediately lapse and the Offeree shall have no right thereunder.

4.	Exercise Period of the Warrant for the Exercisable Shares and Qualifications on Exercise

4.1	The Warrant may be exercised by the Offeree, against payment of the exercise price, in installments, in three equal portions, as follows:

(1)
One third (1/3) – at any time commencing from the anniversary of the date of the general meeting of the shareholders mentioned above (hereinafter – the “Grant Date”) until three years after the Grant Date.

(2)	One third (1/3) – at any time commencing from the second anniversary of the Grant Date, until the date falling four years after the Grant Date.

(3)	One third (1/3) – at any time commencing from the third anniversary of the Grant Date, until the date falling five years after the Grant Date.

(Each of the foregoing being hereinafter called: the “Last Exercise Date”).

The Offeree’s right to exercise this Warrant and receive the Exercisable Shares on the dates of the entitlement mentioned above is conditional on the Offeree, on the relevant dates of entitlement, not having ceased to be an officeholder of the Company.

That portion of this Warrant that has not been fully exercised according to the abovementioned dates, will lapse and be null and confer upon the Offeree no rights whatsoever.

In the event of the Offeree’s death (God Forbid) or in the event of his resignation from work at the Company as a result of disability (the inability to continue to work by reason of injury or sickness or loss of working capacity) the Offeree or his lawful successors, as appropriate, will be entitled to exercise this Warrant only up to the amount that the Offeree would have been entitled to exercise by virtue of this clause 4.1 above until the date of his demise or resignation as provided in this clause 4.1, as appropriate, subject to the exercise notice in respect thereof being delivered to the Company not later than 90 days after the date of the demise or resignation as stated in this clause 4.

4.2
Without derogating from, and subject to, that stated in clause 4.1 above, the Warrant may only be exercised on condition that at the time of the delivery of the Exercise Notice (as hereinafter defined) to the Company, the Offeree will be an officeholder in the Company and provided always that if the Offeree ceases for any reason to be an officeholder of the Company – he may exercise that portion of the Warrant that he is entitled to exercise by virtue of clause 4.1 above until the date of the conclusion of his service as an officeholder of the Company, subject to the Exercise Notice in respect thereof being delivered by the Offeree to the Company by no later than the date of the conclusion of his service as officeholder of the Company.

5.             Warrant Price and the Exercise Price

5.1          This Warrant is allotted to the Offeree without payment.

5.2	The Exercise Price for each of the Exercisable Shares to which this Warrant relates is US $6.50 (in this document referred to as the “Exercise Price”).

6.            Manner of Exercising the Warrant for the Exercisable Shares

6.1
The Offeree will, if he wishes to exercise this Warrant in full or in part, give notice to the Company by an exercise request in the form that will be determined and which may be obtained at the Company’s offices (in this document referred to as – the “Exercise Notice”). The Exercise Notice shall specify the number of the Exercisable Shares that the Offeree wishes to exercise. Payment of the Exercise Price will be attached to the Exercise Notice by the Offeree in respect of the Exercisable Shares to which the Exercise Notice relates, in cash or by bank draft to the order of the Company.

6.2          An Exercise Notice once given by the Offeree will be irrevocable.

6.3	The Company will, concurrently with receiving the Exercise Notice, act as described below:

(1)	The Company will allot the Exercisable Shares to which the Exercise Notice relates in the Offeree’s name and the Exercisable Shares will be registered in the Offeree’s name in the Company’s books.

(2)
The Offeree will deliver to the Company, on requesting the transfer of the Exercisable Shares into his name from the Company, in cash or banker’s draft to the order of the Company, the tax amount and other compulsory payments that apply by law to the Offeree in respect of the exercise of the Exercisable Shares or attach a certification from the Income Tax Assessment Officer indicating that the Offeree has paid the income tax applicable to him in respect of such transfer of the Exercisable Shares. The Company will remit the amount of the tax and the other compulsory payments to the Income Tax Authority and to such other entity, as appropriate and necessary, immediately upon receiving the Assessment Officer’s certification indicating that the Offeree has paid the income tax to which he is subject in respect of such transfer of the Exercisable Shares, but in no event later than fifteen (15) business days thereafter, will the Company transfer to the Offeree the Exercisable Shares which will be registered in the Offeree’s name in the Company’s books.

7.             Adjustments and Provisions Relating to the Offeree’s Protection

The Exercise Price mentioned in clause 5 above or the number of the Exercisable Shares mentioned in clause 2 above, as appropriate will be adjusted in the following cases, as described below:

7.1           Bonus Shares

If the Company distributes bonus shares during the period between the Grant Date and the last date for exercise, and the record date for the distribution thereof (hereinafter – the “Bonus Date”) will fall before the date on which the Offeree has exercised all of the rights by virtue of this Warrant, or before the last date for the exercise, whichever is the earlier, then the number of the Exercisable Shares in respect of which the Offeree has yet to realise this Warrant, will increase by a number of bonus shares of the same amount as the Offeree would have received had he exercised such unexercised portion by him of this Warrant prior to the Bonus Date. The Exercise Price mentioned in clause 5 above in respect of any Exercisable Share (plus the bonus shares that have been received in respect thereof as stated above) will remain unchanged as a result of the addition of bonus shares as described above. The Offeree’s right to the Company’s shares in the event of a distribution of bonus shares will be preserved until the exercise date of this Warrant and be effectively carried out only on the exercise date of this Warrant.

7.2           Rights Issue

In the event of an issue of share rights during the period between the Grant Date and the last date for exercise, the Offeree will be offered in respect of the Exercisable Shares to which this Warrant relates, prior to the same being exercised by him, identical rights in the same amount which would have been offered to him had he exercised that part of this Warrant that had not yet been realised by him prior to the determining date for the rights issue. Exploitation of the rights will only be enabled upon or after the exercise of this Warrant.

7.3           Dividend

In the event of a distribution of dividend in cash during the period between the Grant Date and the last day for exercise, the Exercise Price will be adjusted by multiplying the same in the same proportion that the share price on the stock exchange “Ex dividend” bears to the share price on the Grant Date, being the “cum day”.

7.4           Consolidation/Split of the Company’s Share Capital

To the extent any change occurs during the period between the Grant Date and the last date for exercise in the nominal value of the Company’s ordinary shares (whether the Company consolidates the NIS 0.1 par value of ordinary shares of its issued share capital into shares of a larger denomination, or if it did sub-divides the same into a smaller denomination) a parallel adjustment will be made in relation to the number and price of the Exercisable Shares that will be issued in respect of the exercise of such part of this Warrant that has yet to be exercised by such date. In such a case, the amount of the Exercisable Shares that will be issued in consequence of an exercise of the Warrant will reduce (in the event of a share consolidation into a larger nominal value) or increase (in the event of a sub-division into a smaller nominal value) respectively, and the price payable in respect of each Exercise Share will correspondingly increase or decrease.

7.5
The Company will retain a sufficient number of ordinary NIS 0.1 par value shares in its registered capital to secure the implementation of the right to exercise this Warrant, and in the event necessary, will induce an increase of its registered share capital.

8.            Taxation, Compulsory Payments and Blocking

8.1
All tax liability in respect of or resulting from this Warrant (including, but without derogating from the generality of the foregoing, income tax, capital gains tax, national insurance and health insurance) and any other compulsory payment applicable in respect of the issuance of this Warrant, the exercise thereof into the Exercise Shares and the sale of the Exercise Shares will be borne in full by the Offeree. If any deduction of tax at source arises, the Company will pay the tax directly to the income tax authorities and the Company will be entitled to deduct the same from any amount that is payable by it to the Offeree. The Offeree undertakes to indemnify or reimburse the Company for any damage or loss or expense that it will incur in consequence of the non-deduction of tax at source and/or the partial deduction of tax at source.

8.2
The Offeree is recommended to seek professional advice and consider the tax ramifications that will apply to him in consequence of the issuance of this Warrant, the exercise thereof and the sale of the Exercise Shares, including the Offeree reviewing and personally checking the tax considerations resulting from the issuance or exercise of the Warrant.

8.3
The Offeree hereby declares that he is aware that the Warrant and the Exercise Shares (hereinafter: the “Securities Offered”) that have been granted to him in this framework, are not subject to the registration requirements of the United States Federal and State Securities Laws and by virtue of Regulation S, which was promulgated by virtue of the Securities Act (hereinafter: the “American Securities Law”) and that the Company is relying on the statements and reports and truthfulness of  the Offeree’s statements and the Offeree’s reporting and compliance with the Offeree’s agreements and undertakings towards the Company as set out under this Warrant, and any other agreement that has been signed with the Offeree in connection with the grant of this Warrant, in addition to the provisions prescribing the Offeree’s entitlement to receive the Securities Offered from the Company.

8.4
The Offeree declares and warrants that he is not a “U.S. Person” as defined in Rule 902 of the Securities Act and that on the date of the grant of the Warrant according to this Warrant Agreement, and the date of the signature of this Warrant, the Offeree resided outside of the United States.

8.5
The Offeree is aware that other than as stated in sub-clause (b) hereof, the Securities Offered will not be listed for trading according to the United States Securities Act or any other State Securities Act of United States nor will they be sold, transferred, allotted to any third party, save as detailed below: (a) in a transaction that is not subject to the United States Securities Act, which is effected outside of the United States; (b) according to an exemption from the registration requirements of the United States Securities Act; or (c) according to a valid statement of registration according to the United States Securities Act, and in such a case, a transaction in the Securities Offered will be valid to the extent it has been made in compliance with the United States Securities Act and the securities laws of all or any other jurisdictions and which apply to the transaction for the sale or transfer or assignment of the Securities Offered.

8.6
The Offeree declares that the Securities Offered are for him only, and to the extent they will be exercised, they will be transferred to his account for investment purposes only and not for the purpose of dissemination or sale of all or any of the Securities Offered.

9.            Miscellaneous

9.1	Acceptance of this Warrant does not obligate the Offeree to exercise all or any part thereof.

9.2
No provision whatsoever herein contained shall be construed as any undertaking or consent on the part of the Company to employ the Offeree as an officeholder of the Company, nor is any provision hereof to be construed as granting the Offeree any right whatsoever to continue to be employed as an officeholder of the Company or as restricting the Company’s right to terminate the Offeree’s employment as an officeholder of the Company at any time.

9.3
This Warrant constitutes the full agreement between the Company and the Offeree in relation to the rights that are being vested by means of this Warrant and supersedes all and any previous agreement, arrangement or understanding, either in writing or verbal, between the Offeree and the Company.

9.4	The forebearance by any party hereto to enforce any of the terms herein contained shall not be regarded as a waiver of such or any other term.

9.5
Any notice hereunder shall be given in writing and be regarded as having been served on the addressee – if sent by registered mail – three business days after the date of dispatch, and if by fax – one business day following the date of the transmission thereof, and against confirmation of transfer.

In witness whereof the parties have set their hands:

/s/ Raviv Segal /s/ Joseph Williger The Company	/s/ Zwi Williger The Offeree